UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 4, 2007

Date of Report (Date of earliest event reported)
Salton, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19557	36-3777824

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1955 W. Field Court, Lake Forest, Illinois 60045

(Address of principal executive offices) (Zip Code)
(847) 803-4600

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Arrangement
     The Company and Mr. William Lutz entered into an amendment to the employment agreement dated as of December 10, 2005, between the Company and William Lutz. The terms of the agreement, as amended, is currently automatically extended each day by one day to create a new one-year term unless a 12-month written notice of an intention not to extend the employment agreement is given by either party.
     Mr. Lutz is entitled to an annual salary of $325,000. Mr. Lutz is also entitled to a bonus of $100,000 payable upon the earlier of: (x) December 31, 2007; and (y) the date the Board determines that the Company has successfully implemented a strategic alternative (the “Payment Date”); provided that the Board, in its discretion, may pay a portion of the bonus prior to the Payment Date based on Mr. Lutz’s efforts in recommending to the Board and implementing a strategic alternative. Under the terms of the employment agreement, as amended, if Mr. Lutz is terminated without cause or resigns with good reason, he is entitled to receive: (1) immediately upon such termination a lump sum payment in an amount equal to accrued and unpaid salary and any accrued bonus; and (2) a continued payment of his annual salary for eighteen months; provided that, in the event such termination occurs within the two-year period after a Change of Control, the amount payable in clause (2) shall be paid in a single lump sum payment within five days. Mr. Lutz would also be allowed continuation of welfare benefits for one year and to a lump sum payment within sixty (60) days of termination of the total amount of his unvested benefits (if any) under any Company sponsored plan or program which is forfeited on account of his being terminated.
     Mr. Lutz is subject to a confidentiality agreement and a 12-month non-solicitation and non-competition covenant following any termination of employment.
     A copy of the amendment to the employment agreement with Mr. Lutz is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (d) The Company also announced that William M. Lutz was elected a director of the Company in Class I. Mr. Lutz has served as interim Chief Executive Officer since April 30, 2007 and as Chief Financial Officer since December 2005. From March 2003 to December 2005, Mr. Lutz served as the Company’s Vice President, Finance. Mr. Lutz also oversees all Corporate Accounting and Finance functions. Prior to joining the Company, Mr. Lutz served as head of corporate consolidation and subsidiary accounting at Capital One Financial since February 2002. Prior to that time, he held various senior finance positions with manufacturing, consumer products and service companies.
     Mr. Lutz has no family relationship with any director or executive officer of the Company and there are no transactions in which Mr. Lutz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

	99.1	Amendment to Employment Agreement dated September 4, 2007 between Salton, Inc. and William Lutz
SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 4, 2007

SALTON, INC.

/s/ WILLIAM LUTZ
William Lutz
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Amendment to Employment Agreement dated September 4, 2007 between Salton, Inc. and William Lutz